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                                                                   EXHIBIT 10.31

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Dedicated Recovery Services for the P&C Industry

                      SUBROGATION SERVICES LETTER AGREEMENT

This letter agreement (the "Agreement") sets forth the scope of services to be provided by TransPaC Solutions ("TPS") (a division of Trover Solutions, Inc.) to Safe Auto Insurance Company ("Safe Auto"), relating to the assumption by TPS of subrogation files referred from Safe Auto, the terms and conditions of those services, the fees to be charged by TPS, and the term of this agreement.

SCOPE OF SERVICES

The scope of work by TPS is to assume all responsibility for recovery work on a defined population of files referred to TPS by Safe Auto subject to the terms and conditions of this agreement. The agreement may be terminated by either party with 180 days written notice.

SAFE AUTO RESPONSIBILITIES

Safe Auto will only refer paper claim files that have some degree of subrogation potential on closed claims. All records of claims paid, investigation details, and adjuster notes will be part of each paper file. Safe Auto will provide TPS with documentation describing in-house claims coding, terms, forms, methods, procedures, processes and practices, if applicable. Safe Auto acknowledges it is responsible for the accuracy of all data and records submitted to TPS pursuant to this Agreement. Safe Auto is responsible for all communications with its insureds to ensure compliance with respect to notice of deductible collections, priority of distribution between Safe Auto and its insureds, refunding any deductibles due to its insureds, and whether fees may be charged against its insureds' refund.

TPS RESPONSIBILITIES

TPS will provide subrogation recovery services for Safe Auto on all claims referred to TPS by Safe Auto, except pursuit of claims less than $500.00 shall be at TPS discretion.

Recoveries will be pursued from all available sources, consistent with applicable law. Services will include, but not be limited to, recovery of subrogation claims, filings with Arbitration Forums, Inc, and legal representation in the pursuit of subrogation recovery. TPS will obtain the written approval of Safe Auto prior to taking legal action on its behalf to secure a recovery pursuant to the terms of this agreement. TPS will not settle any claim over $20,000 for less than 70% without prior written client authority.

TPS will periodically report the results of the project to Safe Auto in a manner mutually agreed upon.

5/10/02

                                                     Watterson Tower
                                                     1930 Bishop Lane
                                                     Louisville, Kentucky 40218
                                                     (502) 454-1344
                                                     (502) 515-6182 fax
                                                     www.transpacsolutions.com

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[TRANS PAC SOLUTIONS LOGO]

Dedicated Recovery Services for the P&C Industry

FEES

TPS will retain 25% of the amount of each claim TPS recovers on Safe Auto's behalf, whether the recovery is made by TPS, Safe Auto or any other party. To the extent applicable by law, TPS will withhold and pay any applicable sales or use taxes. Any such payment of taxes will be made from the gross amount of recoveries and for the purpose of computing TPS' fee, the amount of recovery shall not be reduced by such payment. Safe Auto shall be responsible for any further required distributions of recovery proceeds including, if required, the return of deductibles to Safe Auto Insured.

TPS is responsible for the payment of all ordinary legal fees.

EXPENSES

TPS will be responsible for all ordinary and necessary expenses, including file-handling costs, outside copy services, or common outside investigation. However, in the event investigations and/or expert witness evaluations are necessary to supplement the claim file presented, TPS shall be authorized to incur costs of up to one thousand dollars ($1,000) per claim file, which shall be reimbursed to TPS by Safe Auto. TPS will receive written authorization from Safe Auto to incur costs on any claim file in excess of $1,000.00. Such expenses are to be reimbursed to TPS by Safe Auto.

EXCLUSIVITY & WORK IN PROCESS

TPS shall be the sole provider of subrogation recovery services on files referred to TPS by Safe Auto. Upon any termination of this Agreement, TPS will have the right to pursue recovery and recover its fees under this Agreement on all claims previously referred to TPS.

CONFIDENTIALITY

Both parties agree to acknowledge and respect the confidentiality and proprietary nature of each other's data and information and abide by relevant state and federal privacy laws and/or regulations.

INDEMNIFICATION

Each party agrees to indemnify the other for any loss due solely to its own negligent acts or omissions. Safe Auto agrees to indemnify TPS for any damages TPS sustains resulting from its reasonable reliance on inaccurate data, information or communications received from Safe Auto. This provision will survive any termination of this Agreement.

5/10/02

                                                     Watterson Tower
                                                     1930 Bishop Lane
                                                     Louisville, Kentucky 40218
                                                     (502) 454-1344
                                                     (502) 515-6182 fax
                                                     www.transpacsolutions.com

                                       2
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[TRANS PAC SOLUTIONS LOGO]

Dedicated Recovery Services for the P&C Industry

SAFE AUTO REPRESENTATIONS

Safe Auto hereby represents and warrants to TPS that it [i] has the authority to enter into this Agreement; [ii] is authorized to contract for subrogation and recovery services; and [iii] will notify TPS in writing of any changes or modifications in Safe Auto's rights to perform the services described herein.

To indicate Safe Auto's agreement to enter into this Agreement, please sign below and return this original letter to me.

Sincerely,

/s/ Tim Cahill
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Tim Cahill, Senior Vice President, Sales & Marketing

Accepted by:

Safe Auto Insurance Company

By  /s/ Patricia A. Shambaugh                          5-21-02
    ----------------------------------                 -------
                                                         Date

PLEASE RETURN TO:

TRANSPAC SOLUTIONS
ATTENTION: MARIA MOZZALI
1930 BISHOP LANE SUITE 1500
LOUISVILLE, KY 40218-5909

5/10/02

                                                     Watterson Tower
                                                     1930 Bishop Lane
                                                     Louisville, Kentucky 40218
                                                     (502) 454-1344
                                                     (502) 515-6182 fax
                                                     www.transpacsolutions.com

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